UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2019

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	FY20 LTIP

On August 21, 2019, the Compensation Committee (the "Committee") of the Board of Directors of LSI Industries Inc. (the "Company") adopted the FY20 Long Term Incentive Plan (the "LTIP").  The LTIP provides for the issuance of share-based awards to named executive officers and other employees of the Company pursuant to the LSI Industries Inc. Amended and Restated 2012 Stock Incentive Plan, amended as of November 17, 2016 (the "2012 Stock Incentive Plan"). The LTIP advances the Company’s commitment to performance-based compensation practices by providing participants an opportunity to earn equity-based awards upon the achievement of certain pre-established long-term performance objectives. Pursuant to the LTIP, on and effective as of the close of business on August 21, 2019, the Committee approved the award of stock options, restricted stock units (“RSUs”) and/or performance stock units ("PSUs") to the Company's executives and certain other officers and employees based on pre-established performance objectives and goals. The Committee established the bonus targets under the LTIP for the Company’s principal executive officer, principal financial officer, and other named executive officers, and made grants, as follows:

Named Executive Officer	Bonus Target as a Percentage of Base Salary	Stock Options	RSUs	PSUs
James Clark, CEO	N/A	0	0	52,219*
James Galeese, EVP & CFO	40%	75,606	0	18,556
Thomas Caneris, SVP Human Resources and General Counsel	40%	73,404	0	18,106
Michael Beck, SVP Operations	40%	70,532	0	17,311
Sylvia Astrop, SVP Global Sourcing	35%	30,079	7,382	9,843
Steve Brunker, CIO	35%	30,079	7,382	9,843

*Mr. Clark's award was not based on a percentage of base salary. The PSU award reflects an additional grant above the Company's commitment to Mr. Clark in his October 2018 offer letter.

The Committee established the LTIP awards for the named executive officers. The CEO’s award was 100% PSUs. The awards of the named executive officers directly reporting to the CEO (Messrs. Galeese, Caneris and Beck) were evenly split in value between PSUs and Stock Options. The awards for the remaining named executive officers were allocated in the following amounts as a percentage of the bonus target: 30% Stock Options, 30% RSUs and 40% PSUs.

Terms of the PSUs

●	Performance Cycle. The performance cycle begins on July 1, 2019 and ends on June 30, 2022.
●

Performance Criteria. The performance criteria for the PSUs are tied to Company performance. With respect to all named executive officers, Company performance is measured for purposes of the PSUs by comparing the Company’s cumulative Adjusted EBITDA for the year ended June 30, 2022 to a targeted cumulative Adjusted EBITDA for the 2022 fiscal year set by the Committee; and by comparing the Company’s return on net assets ("RONA") as of and for the year ended June 30, 2022 to a target RONA for the 2022 fiscal year set by the Committee.  With respect to all named executive officers, the cumulative Adjusted EBITDA target accounts for 50% of their respective performance target and the remaining 50% is determined by achievement of a target measure of RONA.

●

Award Payouts. Award payouts for the PSUs are based on the percentage of the performance target achieved. Generally, the percentage of the award earned at the end of the performance cycle based on the cumulative Adjusted EBITDA performance target shall be determined according to the following schedule; however, the actual LTIP award payout will be interpolated between the percentages set forth in the chart based on actual results:

Performance Level - Cumulative Adjusted EBITDA	Payout Level
<90% of Performance Target	0% of Award Target
90% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
> 110% of Performance Target	150% of Award Target

Generally, the percentage of the award earned at the end of the performance cycle based on the percentage of the RONA performance targets achieved shall be determined according to the following schedule; however, the actual LTIP award payout will be interpolated between the percentages set forth in the chart based on actual results:

Performance Level - RONA	Payout Level
<90% of Performance Target	0% of Award Target
90% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
> 164% of Performance Target	150% of Award Target

●

Payment of Awards. PSU awards shall be made in stock and will be distributed on a specific date by which the Committee reasonably expects it will be able to determine whether and the extent that the performance target applicable to such award was met. The Company will make the distribution of the PSUs awards to participants as soon as administratively practicable following the date of the award determination.

Award Agreements. Awards of stock options, RSUs and PSUs are made under the LTIP pursuant to award agreements with each recipient on the terms described in this Current Report on Form 8-K.

Vesting and Forfeiture. Recipients of LTIP awards generally must remain continuously employed full-time by the Company until the date designated for payout under the applicable award agreement for the LTIP period. Exceptions may be provided for termination of employment by reason of death, disability, retirement and change in control. Stock options and RSUs vest ratably over a three-year time period. Stock Options have a ten-year exercise term. The vesting of PSUs is subject to the achievement of RONA and cumulative adjusted EBITDA objectives over a three-year performance cycle.

Change in Control. In the event of a change in control (“CIC”), Stock Options shall vest in full prior to the vesting date upon the occurrence of a CIC event described in Section 2(g) of the 2012 Stock Incentive Plan and the Stock Options shall be exercisable for one year following the occurrence of such event. With respect to RSUs, the RSUs shall vest (i) on the date of Grantee's termination of employment with the Company as a result of a CIC event described in Section 2(g)(i) or (ii) of the 2012 Stock Incentive Plan, provided such termination of employment also constitutes a "separation from service" within the meaning of Section 409A of the Code with respect to a grantee whose RSUs are subject to Section 409A of the Code; or (ii) the date of an event described in Section 2(g)(iii) or (iv) of the 2012 Stock Incentive Plan, Plan, provided such event also constitutes a "change in control event" within the meaning of Section 409A of the Code with respect to a grantee whose RSUs are subject to Section 409A of the Code. With respect to PSUs, the PSUs shall vest on the same terms and conditions as RSUs, and shall vest upon a CIC event and the vesting shall be at 100% of the Performance Targets irrespective of the Company’s actual achievement of performance objectives.

Other Terms & Provisions. Participants are not permitted to transfer LTIP awards, except by will or the laws of descent and distribution. The Company is entitled to withhold from any payments of awards under the LTIP or the 2012 Stock Incentive Plan any and all amounts required to be withheld for federal, state and local withholding taxes. The Committee has the discretion to change terms and conditions of LTIP awards as it deems necessary to ensure that the LTIP awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. In addition to the above conditions, payment of any incentive award is contingent upon the participant executing a written restrictive covenant agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of Stock Option Agreement, RSU Award Agreement, and PSU Award Agreement, and the Adjusted EBITDA and RONA performance targets.

2.	FY20 STIP

The Committee also approved and adopted on August 21, 2019 the FY2020 Short Term Incentive Plan for named executive officers (the "STIP").

The STIP provides for performance-based annual cash awards to the Company’s executive officers, and certain other officers and employees of the Company. The STIP advances the Company’s commitment to performance-based compensation practices by providing participants an opportunity to earn annual cash bonuses upon achievement of certain pre-established short-term performance objectives. The STIP performance cycle is for the current fiscal year, beginning on July 1, 2019 and ending on June 30, 2020. The amount of the awards under the STIP are based on Company financial targets for Adjusted EBITDA and Net Sales. Individual participant bonus targets for the Company’s executive officers range between 40% and 80% of base salary.

The Committee established the bonus targets under the STIP for the Company’s named executive officers as follows:

Named Executive Officer	Bonus Target as Percent of Base Salary
James A. Clark, CEO	80%
James E. Galeese, EVP & CFO	50%
Thomas A. Caneris SVP Human Resources & General Counsel	50%
Michael Beck, SVP Operations	50%
Sylvia Astrop, SVP Global Sourcing	40%
Steve Brunker, CIO	40%

Performance Criteria. The performance criteria under the STIP is comprised eighty percent (80%) on a Company performance-based component of adjusted EBITDA and twenty percent (20%) based on Net Sales. Company performance will be measured by comparing the Company’s Adjusted EBITDA for the fiscal year ended June 30, 2020 to a target Adjusted EBITDA for the entire 2020 fiscal year set by the Committee and by comparing the Company’s Net Sales for the fiscal year ended June 30, 2020 to a target Net Sales for the entire 2020 fiscal year set by the Committee.

Award Payouts. Award payout levels are based on the percentage of the performance target achieved. Generally, the percentage of the award earned at the end of the performance cycle based on the Adjusted EBITDA and Net Sales performance targets will be determined according to the following schedules; however, the actual award payout will be interpolated between the percentages set forth in the tables below based on actual results:

Performance Achievement- Adjusted EBITDA	Payout Level
<89% of Performance Target	0% of Award Target
89% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
>135% of Performance Target	150% of Award Target

Performance Achievement- Net Sales	Payout Level
< 97% of Performance Target	0% of Award Target
97% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
>102% of Performance Target	150% of Award Target

Payment of Awards. Payment of STIP awards will be made in cash. Awards will be paid on a specific date by which the Committee reasonably expects that the performance target applicable to such award was met. The Company will make the payment of the STIP awards to participants as soon as administratively practicable following the date of the award determination.

Vesting and Forfeiture. STIP participants must remain continuously employed full-time by the Company until the award payment date in order to be entitled to receive a payout of an STIP award.  Exceptions may be provided for termination of employment by reason of death, disability, retirement and change in control.

Other Terms & Provisions. STIP participants are not permitted to transfer STIP awards, except by will or the laws of descent and distribution. The Company is entitled to withhold from any payments of awards under the STIP any and all amounts required to be withheld for federal, state and local withholding taxes. The has the discretion to change terms and conditions of STIP awards as it deems necessary to ensure that the STIP awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee determined that no FY19 STIP cash incentive awards had been earned under the FY19 STIP. The Committee made a discretionary payment to certain employees including certain named executive officers as follows:

Named Executive Officer	Discretionary Award
James A. Clark, CEO*	$0
James E. Galeese, EVP & CFO	$86,250
Thomas A. Caneris** SVP Human Resources & General Counsel	N/A
Michael Beck, SVP Operations	$5,363
Sylvia Astrop, SVP Global Sourcing	$10,560
Steve Brunker, CIO	$10,560

*No discretionary bonus was made above the $110,000 signing bonus payable to Mr. Clark pursuant to his offer letter.

**Not employed by the Company in FY2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President, Human Resources & General Counsel
August 27, 2019